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                       GTECH CORPORATION                            Exhibit 21.1
                  DIRECT & INDIRECT SUBSIDIARIES


Dreamport, Inc. (Delaware) (formerly GTECH Gaming Sub 1)

Dreamport do Brasil Ltda.

Dreamport  International, Inc. (Delaware)

Dreamport Suffolk Corporation (Delaware) (formerly GTECH Suffolk Corporation)

Environmental Paper Products, Inc. (RI)

Europrint Holdings Ltd. (UK)

GameScape, Inc. (RI)

Gana De Mexico S.A. de C.V. (Mexico)

GRYTEK Co. Ltd. (Poland)

GTECH Asia Corporation (Delaware)

GTECH Australasia Corporation (Delaware)

GTECH Avrasya Teknik Hizmetler ve Musavialik A.S. (Turkey)

GTECH Brasil Ltda. (Brazil)

GTECH Canada Computer Systems Corporation (Canada)

GTECH Child Care Center (Rhode Island)

GTECH Computer Systems Sdn Bhd (Malaysia)

GTECH Corporation (Utah)

GTECH Czech Republic Corporation (Delaware) formerly GTECH Czechoslovakia Corporation

GTECH Eastern Europe Sp. Z.o.o. (Poland)

GTECH Eesti A.S. (Estonia)
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                       GTECH CORPORATION
                  DIRECT & INDIRECT SUBSIDIARIES

GTECH Espana Corporation (Delaware)

GTECH Europe S.A. (Belgium)

GTECH Far East Pte Ltd (Singapore)

GTECH Foreign Holdings Corporation (Delaware)

GTECH France S.A.R.L.  (France)

GTECH Gaming Subsidiary 2 Corporation (Delaware)

GTECH Global Services Corporation Ltd.  (Cyprus)

GTECH GmbH (Germany)

GTECH Ireland Corporation (Delaware)

GTECH Italia Srl (Italy)

GTECH Italy Corporation (Delaware)

GTECH Latin America Corporation (Delaware)

GTECH LIT Corporation (Lithuania)

GTECH Management P.I. Corporation (Delaware)

GTECH Mexico S.A. de C.V. (Mexico)

GTECH Nevada Corporation (Delaware)

GTECH Northern Europe Corporation (Delaware)

GTECH Rhode Island Corporation (Rhode Island)

GTECH South Africa Corporation (Delaware)

GTECH Southern Africa (Pty.) Ltd. (South Africa)

GTECH Sweden Corporation (Delaware)


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                       GTECH CORPORATION
                  DIRECT & INDIRECT SUBSIDIARIES

GTECH Taiwan Corporation (Delaware)

GTECH U.K. Limited (U.K.)

GTECH U.K. Corporation (Delaware)

GTECH Worldserv, Inc.  (Delaware)

GTECH Worldserv International, Inc. (Delaware)

GTECH Worldwide Services Corporation (Delaware)

LAC Corporation (Rhode Island)

On-Line Lottery License and  Lease B.V. (Netherlands)

Online Transaction Technologies SARL a Associe Unique (Morocco)
         A subsidiary of GTECH Foreign Holdings Corporation

Oy GTECH Finland Ab. (Finland)

SB Industria E Comercio Ltd. (Brazil)

Siam GTECH Company Limited (Thailand)

Technology Risk Management Services, Inc.

Transaction Strategies Inc. (Texas)

Transactive Corporation (Delaware)
(formerly GTECH Administrative Services Corp.)

Uwin Corporation (Delaware)

Uwin Ireland Operation Ltd. (Ireland)

Uwin Network Operations Ltd. (Ireland)

Uwin R&D Ltd. (Ireland)

VideoSite, Incorporated (Delaware) (formerly VideoFax Company)

Watson Land Company (Rhode Island)



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                                GTECH CORPORATION
                         DIRECT & INDIRECT SUBSIDIARIES


                                   AFFILIATES


Affiliated Marketing Solutions

BTN Telecommunicados Ltda (Brazil) ("Limitada")

Clidet No. 278 (Proprietary) Limited (South Africa)

DataTrans Sp. Z.o.o. (Poland)

Gaming Entertainment, L.L.C.

Gaming Entertainment (DE)

Gaming Entertainment (MI)

Gaming Entertainment (CA)

GTECH do Brazil Commercial Ltda (Brazil) ("Limitada")

Lottery Technology Enterprises (D.C.) (joint venture)

Lottery Technology Investment Corporation (Taiwan)

Pro-Olimpic S.R.L. (Romania) (joint venture)

Retama Park Associates, Inc.

Secure Gaming Technologies, LLC  (Delaware)

Sterling Suffolk Racecourse, LLC

West Greenwich Technology Associates, L.P. (limited partnership)

Wireless Business Solutions Pty. Ltd. (South Africa)


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